United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 31, 2010

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The President signed the Patient Protection and Affordable Care Act (the “Act”) into law on March 23, 2010. The Act changes the tax treatment for retiree prescription drug expenses by eliminating the tax deduction available to the extent that those expenses are reimbursed under Medicare Part D (the “Medicare Part D Subsidy”) beginning January 1, 2011. The U.S. House of Representatives and Senate also passed reconciliation legislation, which was signed into law by the President on March 30, 2010 (the “Amendment Act”). The Amendment Act defers the effective date for eliminating the tax deduction for the Medicare Part D Subsidy amounts from the January 1, 2011 date in the Act to January 1, 2013.

Although this tax change does not take effect until 2013, Lockheed Martin is required under generally accepted accounting principles (“GAAP”) to recognize the full accounting effect in its 2010 financial statements. Since the tax benefit of the future deductions was reflected as an asset in Lockheed Martin’s 2009 financial statements, the elimination of the tax deduction is expected to result in a charge to Lockheed Martin’s net earnings in the first quarter of 2010 of approximately $96 million after tax, or approximately $0.25 per diluted share. Cash impacts of this charge will be realized over several years beginning in 2013.

Lockheed Martin’s previously disclosed 2010 outlook for earnings per share was based on the tax law in effect as of January 28, 2010 and did not include the effect of the Act, the Amendment Act, or any other subsequent event. As mentioned on page 16 of Lockheed Martin’s Form 10-K for the year ended December 31, 2009, changes in domestic or foreign tax laws and regulations, or their interpretation, could result in higher or lower tax rates assessed, or changes in the deductibility of certain expenses, thereby affecting our tax expense and profitability. Given the length, complexity, and recent enactment of both the Act and the Amendment Act, the Corporation is continuing to evaluate the potential effects of the new law.

Lockheed Martin expects to report its first quarter 2010 operating results by issuing a press release on April 21, 2010. At that time, the Corporation also expects to provide an update to its 2010 financial outlook based on the effect of the legislation and completion of first quarter operating results.

Information set forth in this report contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially. A discussion of factors that may affect future results is contained in Lockheed Martin’s filings with the Securities and Exchange Commission. Lockheed Martin disclaims any obligation to update or revise statements contained in this report based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ MARK R. BOSTIC
Mark R. Bostic
Vice President, Accounting

March 31, 2010